UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 22, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

United States Consumer Financing Services Agreement

On December 29, 2008, as previously disclosed, General Motors Corporation (“GM”) and GMAC LLC (“GMAC”) agreed to modify the terms of the United States Consumer Financing Services Agreement entered into by the parties on November 30, 2006. On May 22, 2009, in connection with such agreement, GMAC and GM entered into an Amended and Restated United States Consumer Financing Services Agreement (the “Amended Financing Agreement”) with an effective date of December 29, 2008.

GMAC provides, among other services, automotive finance services directly or indirectly to GM-franchised dealers and their customers. The Amended Financing Agreement establishes a framework for negotiating, documenting, administering and enforcing future transactions and other dealings between GM and GMAC related to consumer financing for GM products in the United States. Under the Amended Financing Agreement, GMAC will continue to finance a broad spectrum of consumer credit products, consistent with current and historical practice, and will receive up to a negotiated return. GMAC will also continue to provide full and fair consideration to consumer credit applications received from GM-franchised dealers and purchase such contracts in accordance with GMAC’s usual and customary standards for creditworthiness, consistent with current and historical practice. The decision of whether to approve a particular application and/or purchase a particular contract will be made by GMAC in its sole discretion.

The Amended Financing Agreement provides that through December 31, 2010, subject to certain conditions and limitations whenever GM offers vehicle financing incentives (e.g., lower interest rates than market rates) to purchasers of GM vehicles it will do so exclusively through GMAC, with certain limited exceptions. The amount of financing incentives provided by GM through third-party providers pursuant to such exceptions is subject to certain limitations.

Beginning on January 1, 2011, GM will still be obligated to offer incentives exclusively through GMAC, but subject to less restrictive conditions and limitations. Whenever GM offers financing incentives through third-party providers pursuant to such less restrictive conditions and limitations, GM will be obligated to offer GMAC the opportunity to participate on an equal basis with any third-party provider. The amount of incentive financing provided by GM through third-party providers is subject to certain limitations. GM will set the terms and conditions and eligibility of all incentive programs. GMAC has no performance targets against which it could be assessed penalties by GM. GM is not subject to any exclusivity limitations with respect to operating lease financing products, and GMAC has no obligation to provide such products to GM customers. The Amended Financing Agreement also provides for certain risk sharing arrangements between GM and GMAC with respect to leases financed by GMAC prior to December 23, 2008.

Pursuant to the Amended Financing Agreement, if GM announces publicly that it is considering implementing or attempting to implement the discontinuation, sale, or phase out of a vehicle nameplate brand, either GM or GMAC may become required to reimburse the other party for any incremental gains or losses experienced by GMAC with respect to certain financing products as a result of GM’s announcement. GM and GMAC have agreed that their respective obligations pursuant to this provision of the Amended Financing Agreement have been triggered as of various dates prior to the date hereof with respect to the HUMMER, Saturn, Saab and Pontiac vehicle nameplate brands.

The Amended Financing Agreement will terminate pursuant to its terms on December 31, 2013, unless terminated earlier upon the occurrence of certain specified events.

Amended Master Services Agreement

On May 22, 2009, GM and GMAC entered into an Amended and Restated Master Services Agreement (the “Amended Master Services Agreement”). The Amended Master Services Agreement, among other things, provides for certain terms and conditions that apply to various agreements between GMAC and GM.

Pursuant to the Amended Master Services Agreement, each of GM and GMAC is entitled to set off of certain of its obligations against obligations owed to them by the other, in each case arising from various agreements between the parties. GMAC’s rights under this provision initially extend to a broader universe of obligations (including contingent obligations) than GM’s equivalent rights, but are subject to limitation beginning on the earlier of (a) the date on which GMAC’s unsecured exposure to GM and its subsidiaries is secured by a lien and (b) the first date occurring on or after December 30, 2010 on which such exposure falls below certain designated threshold amounts. Following the occurrence of the earlier of such events, GM and GMAC will be entitled to exercise setoff rights with respect to the same categories of obligations between the parties.

GMAC’s exposure to GM is subject to certain threshold limitations, which will be adjusted during the term of the Amended Master Services Agreement. If GMAC determines at any time that the amounts owed to it by GM exceed these caps, then GMAC will not be obligated to lend, otherwise extend any credit, or make any other financial accommodations, or otherwise increase any GMAC entity’s exposure to any GM entity, until its exposure falls back below the caps.

The Amended Master Services Agreement has an effective date of December 29, 2008 and will remain in effect for as long as any of certain designated agreements between the parties remain in effect.

Termination of $884 Million Loan and Security Agreement

As previously disclosed, on January 16, 2009 GM entered into a loan and security agreement (the “Loan Agreement”) with the U.S. Department of the Treasury (the “UST”), pursuant to which GM borrowed $884 million from the UST (the “Loan”) and applied the proceeds of the Loan to purchase additional common equity of GMAC LLC (the “New GMAC Equity’). As a result of GM’s purchase of the New GMAC Equity on January 16, 2009, GM’s common equity interest in GMAC increased from 49% to 59.86%.

Under the terms of the Loan Agreement, the UST has the right to exchange GM’s obligations in respect of the Loan for the New GMAC Equity, in full satisfaction of GM’s obligations outstanding under the Loan at any time. On May 26, 2009, the UST notified GM that it would be exercising its exchange right, and on May 29, 2009, the New GMAC Equity was transferred to the UST, GM’s obligations under the Loan Agreement were fully satisfied, and the Loan Agreement was terminated.

Collateral for the Loan consisted of GM’s entire 59.86% common equity interest in GMAC, which included the New GMAC Equity, and GM’s preferred membership interest in GMAC. This collateral was pledged pursuant to an Equity Pledge Agreement, dated as of January 16, 2009, made by GM’s wholly-owned subsidiaries, GM Finance Co. Holdings LLC and GM Preferred Finance Co. Holdings LLC, as pledgors, in favor of the UST (the “Equity Pledge Agreement”). As a result of the satisfaction and termination of the Loan Agreement, GM’s remaining GMAC common membership interests and preferred membership interests have been pledged as collateral to the UST under the Loan and Security Agreement, dated as of December 31, 2008, by and between GM, as borrower, certain of its domestic subsidiaries, as guarantors, and the UST, as lender (the “December 31, 2008 Loan Agreement”), as required by the terms of the December 31, 2008 Loan Agreement. The material terms of the December 31, 2008 Loan Agreement are described in GM’s Form 8-K filed on January 7, 2009 under “Item 1.01 Entry into a Material Definitive Agreement — Loan and Security Agreement” and are incorporated herein by reference.

ITEM 8.01	Other Events

Establishment of Trust to Hold and Liquidate GMAC Equity

As previously disclosed, in connection with GMAC’s becoming a bank holding company under the Bank Holding Company Act of 1956, as amended (“the “BHC Act”), GM entered into various commitments with the Federal Reserve Board of Governors (the “Federal Reserve”) to address concerns that GM would be deemed to control GMAC for purposes of the BHC Act. In addition to agreeing to make certain amendments to GM’s commercial arrangements with GMAC (some of which are outlined above in Item 1.01), GM committed to the Federal Reserve that it would reduce its ownership interest in GMAC to less than 10% of the voting and total equity in GMAC.

In compliance with these commitments to the Federal Reserve, on May 22, 2009 GM Finance Co. Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of GM (“GM HoldCo”), transferred 78,828 units of GMAC’s common membership interests (the “Common Membership Interests”) to a trust (the “GM Trust”) established on that date with an independent trustee. GM Holdco is the sole beneficiary of the GM Trust. Pursuant to GM’s commitments, the GM Trust is essentially required to liquidate the investments in GMAC by December 24, 2011. GM and GM Holdco do not have control over the trustee of the GM Trust and, as such, do not have the ability to direct the trustee as to how to dispose of or vote the Common Membership Interests held in the GM Trust.

As described above in Item 1.01, all of the Common Membership interests have been pledged to the UST as collateral for the December 31, 2008 Loan Agreement.

Prior to these transfers, GM HoldCo held 59.86% of the total number of Common Membership Interests. As a result of establishment of the GM Trust and the UST’s exercise of its exchange right, GM HoldCo now holds 53,452 Common Membership Interests, or approximately 9.9% of the total number of Common Membership Interests. In addition, GM continues to indirectly hold 1,021,764 Preferred Membership Interests in GMAC. Other than such Common Membership Interests and Preferred Membership Interests, GM does not directly or indirectly hold any other equity interests in GMAC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

May 29, 2009	By:	/s/ Nick S. Cyprus
(Date)		Nick S. Cyprus
Controller and Chief Accounting Officer